Exhibit 99.1

DuPont Announces Agreement to Divest Majority of

Mobility & Materials Segment to Celanese

•	To maximize shareholder value, DuPont will execute the previously announced M&M divestiture in two transactions; including greater than 80% to be divested to Celanese

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Definitive agreement with Celanese to divest the Engineering Polymers business line and select product lines within the Performance Resins and Advanced Solutions business lines representing approximately $3.5 billion of net sales and $0.8 billion in operating EBITDA(1) in 2021. Gross cash proceeds of $11.0 billion, deliver an enterprise value multiple of ~14x 2021 operating EBITDA(1)

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Process to divest Delrin® product line, representing approximately $0.55 billion of net sales and $0.18 billion in operating EBITDA(1) in 2021, continues with substantial interest in the market-leading asset(2)

WILMINGTON, Del., February 18, 2022—DuPont (NYSE: DD) today announced it has entered into a definitive agreement with Celanese Corporation (NYSE: CE) to divest a majority of the Mobility & Materials segment including the Engineering Polymers business line and select product lines within the Performance Resins and Advanced Solutions business lines for $11.0 billion in cash, subject to customary transaction adjustments in accordance with the definitive agreement, which represents an enterprise value multiple of ~14x 2021 operating EBITDA.(1) Combined, these businesses generated net sales of approximately $3.5 billion and operating EBITDA(1) of approximately $0.8 billion in 2021. The cash tax rate on the sale to Celanese is expected to be in the mid to high-single digits.

Celanese has received fully committed financing in connection with the transaction. The transaction is expected to close around the end of 2022, subject to customary closing conditions and regulatory approvals.

“The transaction with Celanese that we are announcing today will create a market-leading portfolio serving the automotive, consumer and industrial markets with unmatched scale, manufacturing capability and technical expertise,” said Ed Breen, Executive Chairman and Chief Executive Officer of DuPont. “We are proud of the strength of these industry-leading businesses, which we believe will be even stronger when combined with the highly complementary portfolio of Celanese. We are excited for Celanese to partner with the team and we are confident that together they will continue to drive industry-defining material science innovation to serve customers and the value chain.”

“We are excited to welcome our future colleagues from DuPont who have built a world-class product and technology portfolio which is highly regarded in the industry,” said Lori Ryerkerk, Celanese Chairman and Chief Executive Officer. “Our businesses are highly complementary which will accelerate our growth in high-value applications including future mobility, connectivity and medical.”

“Today’s announcement represents a significant milestone in DuPont’s transformation as a premier multi-industrial company building upon our recent acquisition of Laird Performance Materials and our intended acquisition of Rogers Corporation to further define DuPont as a market leader in the areas of electronics, water, industrial technologies, protection and next generation automotive,” Breen continued. “This agreement also generates significant value for DuPont shareholders. After consideration of multiple deal structures, including a range of potential buyers, we are confident that our announced transaction with Celanese maximizes value for our shareholders and positions the business and our employees for long-term success.”

(1)	Operating EBITDA as presented is on a DuPont as-reported segment basis which will differ from operating EBITDA to be reclassified as discontinued operations due to the allocation of corporate costs.
(2)

The DuPont Board of Directors has approved a divestiture of the Delrin® acetal homopolymer (H-POM) business. The divestiture of Delrin® is subject to the entry into definitive agreements and the Company anticipates closing would be subject to regulatory approvals and other customary closing conditions.

DuPont is separately advancing the process to divest the Delrin® business which was included in the scope of the strategic review process the Company announced on November 2, 2021. The Delrin® business generated net sales of approximately $0.55 billion and operating EBITDA(1) of approximately $0.18 billion in 2021. The Company is targeting a closing date for the sale of Delrin® in the first quarter 2023.(2)

“Delrin® acetal homopolymer (H-POM) is an industry leading technology utilized by customers around the world to meet their most demanding needs,” Breen said. “There is substantial interest in this high-quality asset and I am confident that the anticipated sale of Delrin® will generate additional value for DuPont shareholders.”

The Auto Adhesives, Multibase and Tedlar® product lines within the Mobility & Materials segment (the “retained M&M businesses”) are not included in the scope of the intended divestitures. Beginning in the first quarter 2022, DuPont will report the retained M&M businesses in Corporate for current and historical periods. In aggregate, the retained M&M businesses generated net sales of approximately $0.95 billion and operating EBITDA(1) of approximately $0.12 billion in 2021. A summary of the business lines that the Company intends to divest and those that will be reported in Corporate is posted to DuPont Investor Relations webpage.

Beginning in the first quarter 2022, DuPont will classify and report results of the businesses to be sold to Celanese, as well as the Delrin® business (the “divested M&M businesses”), as discontinued operations for the current and historical periods in DuPont’s consolidated financial statements. Prior to reporting its first quarter 2022 results, DuPont will update its first quarter and full year 2022 outlook to reflect the impact of classifying the divested M&M businesses as discontinued operations.

DuPont intends on using the net proceeds from the divested M&M businesses to fund the previously announced acquisition of Rogers Corporation and further M&A opportunities in addition to continuing share repurchases as part of a balanced financial policy.

Goldman Sachs & Co. LLC is serving as DuPont’s financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel.

About DuPont

DuPont (NYSE: DD) is a global innovation leader with technology-based materials and solutions that help transform industries and everyday life. Our employees apply diverse science and expertise to help customers advance their best ideas and deliver essential innovations in key markets including electronics, transportation, construction, water, healthcare and worker safety. More information about the company, its businesses and solutions can be found at www.dupont.com. Investors can access information included on the Investor Relations section of the website at investors.dupont.com.

Overview

On November 2, 2021, DuPont announced it has entered definitive agreements to acquire Rogers Corporation (“Rogers”), (the “Intended Rogers Acquisition”). On January 25, 2022, Rogers shareholders approved the transaction. Closing, is expected by the end of the second quarter 2022, subject to regulatory approvals and customary closing conditions.

On February 18, 2022, DuPont announced that it has entered into definitive agreements to divest a majority of its Mobility & Materials segment, excluding certain Advanced Solutions and Performance Resins businesses, to Celanese Corporation (“Celanese”), (the “M&M Divestiture”). Closing is expected around the end of 2022, subject to regulatory approvals and customary closing conditions.

The Company also announced on February 18, 2022 that its Board of Directors has approved the divestiture of the Delrin® acetal homopolymer (H-POM) business. In addition to the entry into definitive agreements, the Company anticipates that the closing of the sale of Delrin® would be subject to regulatory approvals and other customary closing conditions, (the “Delrin® Business Divestiture” and together with the M&M Divestiture, the “M&M Divestitures”).

Cautionary Statement Regarding Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” and similar expressions and variations or negatives of these words.

Forward-looking statements address matters that are, to varying degrees, uncertain and subject to risks, uncertainties, and assumptions, many of which that are beyond DuPont’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements are not guarantees of future results. Some of the important factors that could cause DuPont’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the M&M Divestiture to Celanese, including (x) any failure to obtain necessary regulatory approvals, anticipated tax treatment or to satisfy any of the other conditions to the proposed transaction, (y) the possibility that unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies could impact the value, timing or pursuit of the proposed transaction, and (z) risks and costs and pursuit and/or implementation, timing and impacts to business operations of the separation of business lines in scope for the M&M Divestiture to Celanese, (ii) the timing and outcome of the Delrin® Business Divestiture, including entry into definitive agreements, and the risks, costs and ability to realize benefits from the pursuit of the Delrin® Business Divestiture; (iii) ability to achieve anticipated tax treatments in connection with mergers, acquisitions, divestitures and other portfolio changes actions and impact of changes in relevant tax and other laws; (iv) indemnification of certain legacy liabilities; (v) risks and costs related to each of the parties respective performance under and the impact of the arrangement to share future eligible PFAS costs by and between DuPont, Corteva and Chemours; (vi) failure to timely close on anticipated terms (or at all), realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with mergers, acquisitions, divestitures and other portfolio changes including the Intended Rogers Acquisition and the M&M Divestitures; (vii) risks and uncertainties, including increased costs and the ability to obtain raw materials and meet customer needs, related to operational and supply chain impacts or disruptions, which may result from, among other events, the COVID-19 pandemic and actions in response to it, and geo-political and weather related events; (viii) ability to offset increases in cost of inputs, including raw materials, energy and logistics; and (ix) other risks to DuPont’s business, operations; each as further discussed in DuPont’s most recent annual report and subsequent current and periodic reports filed with the U.S. Securities and Exchange Commission. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. DuPont assumes no obligation to publicly provide revisions or updates to any forward looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

For further information contact:

DuPont
Investors:	Media:
Patrick Fitzgerald	Dan Turner
patrick.fitzgerald@dupont.com	daniel.a.turner@dupont.com
+1 302-999-6560	+1 302-299-7628

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